Exhibit 10.8
MARVELL TECHNOLOGY GROUP LTD.
CHANGE IN CONTROL SEVERANCE PLAN
AND SUMMARY PLAN DESCRIPTION
1.Introduction. The purpose of this Marvell Technology Group Ltd. Change in Control Severance Plan (the “Plan”) is to provide assurances of specified benefits to certain employees of the Company whose employment is subject to being involuntarily terminated other than for death, Disability, or Cause or voluntarily terminated for Good Reason under the circumstances described in the Plan. This Plan is an “employee welfare benefit plan,” as defined in Section 3(1) of ERISA. This document constitutes both the written instrument under which the Plan is maintained and the required summary plan description for the Plan.
2.    Important Terms. The following words and phrases, when the initial letter of the term is capitalized, will have the meanings set forth in this Section 2, unless a different meaning is plainly required by the context:
2.1.    “Administrator” means the Company, acting through the Compensation Committee or another duly constituted committee of members of the Board, or any person to whom the Administrator has delegated any authority or responsibility with respect to the Plan pursuant to Section 12, but only to the extent of such delegation.
2.2.    “Board” means the Board of Directors of the Company.
2.3.    “Cause” shall mean any of the following reasons:
(a)    an act of material dishonesty made by the Participant in connection with the Participant’s job responsibilities as an employee;
(b)    the Participant’s conviction of, or plea of nolo contendere to, a felony or any crime involving fraud, embezzlement or moral turpitude;
(c)    the Participant’s gross misconduct;
(d)    the Participant’s willful unauthorized use or disclosure of any proprietary information or trade secrets of the Company (or a parent or subsidiary employing the Participant) ;
(e)    the Participant’s willful breach of any obligations under any written agreement with the Company (or a parent or subsidiary employing the Participant) that is not cured within 10 days after Participant’s receipt of written notice from the Company or Marvell specifying the breach;
(f)    the Participant’s willful refusal to cooperate in good faith with a governmental or internal investigation of the Company (or a parent or subsidiary employing the

Participant) or their directors, officers or employees, if the Company has requested the Participant’s cooperation; or
(g)    the Participant’s willful failure to substantially perform the Participant’s employment duties with the Company (or a parent or subsidiary employing the Participant), other than as a result of incapacity due to physical or mental illness; provided that the action or conduct described in this clause (g)  will constitute “Cause” only if such failure continues after the Company’s Board of Directors or Chairman of the Board has provided Participant with a written demand for substantial performance setting forth in detail the specific respects in which the Company believes Participant has willfully failed to substantially perform his duties thereof and Participant has been provided a reasonable opportunity (to be not less than 20 days) to cure the same.
With respect to clauses (a)-(f), if the condition triggering Cause is curable in the good faith judgment of the Administrator, Participant will be provided written notice which specifically sets forth the factual basis for the Company’s belief that Cause has occurred, and a termination for Cause will not occur until Participant has been provided 10 business days after Participant’s receipt of the written notice to cure the condition.
2.4.     “Change in Control” means:
(a)    a merger or consolidation in which the holders of stock possessing a majority of the voting power in the surviving entity (or a parent of the surviving entity) did not own a majority of the common stock immediately before the transaction;
(b)    the sale of all or substantially all of the Company’s assets to any other person or entity (other than a subsidiary);
(c)    the liquidation or dissolution of the Company; or
(d)    the direct or indirect acquisition by any person or related group of persons of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than 50% of the total combined voting power of the Company’s outstanding securities pursuant to a tender or exchange offer made directly to the Company’s shareholders that the Board does not recommend that the shareholders accept.
Notwithstanding the preceding, no transaction will be a Change in Control under this definition unless it is also a “change in control” within the meaning of Treasury Regulation Section 1.409A-3(i)(5) if it would cause a payment or benefit under the Plan that is subject to Section 409A to fail to meet the requirements of Section 409A.
2.5.    “Change in Control Period” means the time period beginning upon the date 3 months prior to a Change in Control and ending on the date that is 18 months following the Change in Control.

2.6.    “Code” means the Internal Revenue Code of 1986, as amended.
2.7.    “Company” means Marvell Technology Group Ltd., a Bermuda corporation, and any successor that assumes the obligations of the Company under the Plan, by way of merger, acquisition, consolidation or other transaction.
2.8.    “Designated Participant” means each of the Chief Executive Officer, Chief Financial Officer and Chief Legal Officer (or General Counsel if there is no Chief Legal Officer) of the Company as of immediately prior to a Change in Control.
2.9.    “Disability” will mean that a Participant has been unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months. Alternatively, a Participant will be deemed disabled if determined to be totally disabled by the Social Security Administration.
2.10.    “ECC” means the Executive Compensation Committee of the Board.
2.11.    “Effective Date” means the date the Plan is adopted by the Board or the ECC.
2.12.    “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.
2.13.    “Equity Awards” means a Participant’s outstanding stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares, performance stock units and any other Company equity compensation awards.
2.14.    “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.
2.15.    “Good Reason” means a Participant’s voluntary resignation as an employee of the Company within 30 days following the expiration of any Cure Period after one of the following conditions has come into existence without his or her consent:

(a)a change in the Participant’s position within the Company (or a parent or subsidiary employing the Participant) that materially reduces the Participant’s level of duties, authority or responsibilities; provided, however, that (i) with respect to a Participant other than Designated Participants, (x) a change in the Participant’s position or title following a Change in Control shall not constitute Good Reason so long as the Participant retains substantially the same duties and responsibilities of a division, subsidiary or business unit that constitutes or includes a significant portion of the business of the Company following the Change in Control (the “Post-Closing Marvell Business”); or (y) if Participant continues to report to the functional head of the Post-Closing Marvell Business (regardless of whether Participant reports to the chief executive officer of the parent or acquirer of the Post-Closing

Marvell Business) and retains substantially the same duties and responsibilities with respect to the Post-Closing Marvell Business, then there shall be no Good Reason under this clause (a); and (ii) with respect to a Designated Participant, if there is a change in Participant’s role after which Participant does not have the role as chief executive officer, chief financial officer or chief legal officer, as applicable, with respect to a parent entity whose stock is publicly-traded, then such a change shall affirmatively constitute Good Reason;
(b)    a reduction of 10% or greater in the Participant’s level of annual base salary or incentive compensation eligibility; or
(c)    the Company requires (i) the Participant to relocate the principal place of performance of the Participant’s duties to a location more than 30 miles from the Participant’s principal place of performance at the time of consummation of the Change in Control and (ii) the relocation results in a greater commute by the Participant.

The Participant’s resignation will not constitute a resignation for “Good Reason” unless the Participant first provides the Company (or a parent or subsidiary employing the Participant) with written notice of the acts or omissions constituting the grounds for “Good Reason” within 90 days of the initial existence of the grounds for “Good Reason” and provides the Company with 30 days following the date of such notice to cure the condition constituting “Good Reason” (the “Cure Period”).
The determination of whether Good Reason exists, including the determination of the cure of any condition constituting Good Reason, shall be made in all cases by the Administrator in accordance with authorities and deference afforded to the Administrator under Section 12 of the Plan.
2.16.    “Involuntary Termination” means a termination of employment of a Participant under the circumstances described in Section 5.
2.17.    “Participant” means an employee of the Company or of any parent or subsidiary of the Company who (a) has been designated by the Administrator to participate in the Plan and (b) has timely and properly executed and delivered a Participation Agreement to the Company.
2.18.    “Participation Agreement” means the individual agreement (as will be provided in separate cover as Appendix A) provided by the Administrator to a Participant under the Plan, which has been signed and accepted by the Participant.
2.19.    “Plan” means the Marvell Technology Group Ltd. Change in Control Severance Plan, as set forth in this document, and as hereafter amended from time to time.
2.20.    “Section 409A Limit” means 2 times the lesser of: (i) the Participant’s annualized compensation based upon the annual rate of pay paid to the Participant during the Participant’s taxable year preceding the Participant’s taxable year of the Participant’s termination of employment as determined under, and with such adjustments as are set forth in, Treasury Regulation 1.409A-1(b)(9)(iii)(A)(1) and any Internal Revenue Service guidance issued with respect thereto; or (ii) the maximum amount that may be taken into account under a qualified plan pursuant to Section 401(a)(17) of the Code for the year in which the Participant’s employment is terminated.
2.21.    “Severance Benefits” means the compensation and other benefits that the Participant will be provided in the circumstances described in Section 5.
3.    Treatment of Equity Awards that are Not Assumed or Substituted for in the Event of a Change in Control. In the event of a Change in Control where the successor corporation does not assume a Participant’s Equity Awards or substitute Equity Awards for substantially similar awards with the same or more favorable vesting schedule and other terms as the Participant’s Equity Awards, then the Participant’s Equity Awards will vest in full and the Participant will have the right to exercise all of his or her outstanding stock options and stock appreciation rights, including shares as to which such Equity Awards would not otherwise be vested or exercisable, all restrictions on his or her restricted stock and restricted stock units will lapse, and, with respect to his or her Equity Awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at 100% of target levels and all other terms and conditions met; provided however, that (A) if there is no “target” level, then the number that will vest shall be 100% of the maximum amount that could vest with respect to that relevant measurement period(s); and (B) if the performance period has been completed and the actual performance achieved is greater than the target level, then the number that will vest shall be 100% of the amount that would vest based on that actual performance achievement level with respect to that relevant measurement period; and (C) if the performance criteria is a Total Shareholder Return (“TSR”) or other measure based on the value of the Company’s stock, the amount that will vest will be calculated as if the measurement period ended on the date of the Change in Control (and including the final closing price of the Company’s stock on such date). In addition, if any of the Participant’s stock options or stock appreciation rights are not assumed or substituted for in the Change in Control, the Company will notify the Participant in writing or electronically that such stock options or stock appreciation rights will be exercisable for a period of time determined by the Board in its sole discretion, and the stock options or stock appreciation rights will terminate upon the expiration of such period.
4.    Eligibility for Severance Benefits. An individual is eligible for Severance Benefits under the Plan, as described in Section 5, only if he or she experiences an Involuntary Termination.
5.    Involuntary Termination During the Change in Control Period. If, during the Change in Control Period, (i) a Participant terminates his or her employment with the Company (or any parent or subsidiary of the Company) for Good Reason, or (ii) the Company (or any parent or subsidiary of the Company) terminates the Participant’s employment for a reason other than Cause or the Participant’s death or Disability (in either case, an “Involuntary Termination”), then, in each case, subject to the Participant’s compliance with Section 7, the Participant will receive the following Severance Benefits:

5.1    Cash Severance Benefits. A lump-sum payment of cash severance equal to the amount set forth in the Participant’s Participation Agreement;
5.2    Equity Award Vesting Acceleration Benefit. The Participant’s Equity Awards will accelerate and vest to the amount set forth in the Participant’s Participation Agreement; and
5.3    Continued Medical Benefits. If the Participant, and any spouse and/or dependents of the Participant (“Family Members”) has coverage on the date of the Participant’s Involuntary Termination under a group health plan sponsored by the Company, the Company will reimburse the Participant the total applicable premium cost for continued group health plan coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”) during the period of time following the Participant’s employment termination, as set forth in the Participant’s Participation Agreement, provided that the Participant validly elects and is eligible to continue coverage under COBRA for the Participant and his Family Members. However, if the Company determines in its sole discretion that it cannot provide the COBRA reimbursement benefits without potentially violating applicable laws (including, without limitation, Section 2716 of the Public Health Service Act and the Employee Retirement Income Security Act of 1974, as amended), the Company will in lieu thereof provide to the Participant a monthly payment in an amount equal to the monthly COBRA premium (on an after-tax basis) that the Participant would be required to pay to continue the group health coverage in effect on the date of the Participant’s termination of employment (which amount will be based on the premium for the first month of COBRA coverage) for the period of time set forth in the Participant’s Participation Agreement following the termination, which payments will be made regardless of whether the Participant elects COBRA continuation coverage.
6.    Limitation on Payments. In the event that the severance and other benefits provided for in this Plan or otherwise (“280G Payments”) payable to a Participant (i) constitute “parachute payments” within the meaning of Section 280G of the Code, and (ii) but for this Section 6, would be subject to the excise tax imposed by Section 4999 of the Code, then the 280G Payments will be either:
(a)delivered in full, or

(b)delivered as to such lesser extent which would result in no portion of such benefits being subject to excise tax under Section 4999 of the Code, whichever of the foregoing amounts, taking into account the applicable federal, state and local income taxes and the excise tax imposed by Section 4999, results in the receipt by the Participant on an after-tax basis, of the greatest amount of benefits, notwithstanding that all or some portion of such benefits may be taxable under Section 4999 of the Code. If a reduction in severance and other benefits constituting “parachute payments” is necessary so that benefits are delivered to a lesser extent, reduction will occur in the following order: (i) cancellation of awards granted “contingent on a change in ownership or control” (within the meaning of Code Section 280G); (ii) a pro rata reduction of (A) cash payments that are subject to Section 409A as deferred compensation and (B) cash payments not subject to Section 409A of the Code; (iii) a pro rata reduction of (A) employee benefits that are subject to Section 409A as deferred compensation and (B) employee benefits not subject to Section 409A; and (iv) a pro rata cancellation of (A) accelerated vesting equity awards that are subject to Section 409A as deferred compensation and (B) equity awards not subject to Section 409A. In the event that acceleration of vesting of equity awards is to be cancelled, such acceleration of vesting will be cancelled in the reverse order of the date of grant of the Participant’s equity awards. Notwithstanding the foregoing, to the extent the Company submits any payment or benefit payable to the Participant under this Plan or otherwise to the Company’s stockholders for approval in accordance with Treasury Regulation Section 1.280G-1 Q&A 7, the foregoing provisions shall not apply following such submission and such payments and benefits will be treated in accordance with the results of such vote, except that any reduction in, or waiver of, such payments or benefits required by such vote will be applied without any application of discretion by the Participant and in the order prescribed by this Section 6.
Unless the Participant and the Company otherwise agree in writing, any determination required under this Section 6 will be made in writing by the Company’s independent public accountants immediately prior to the Change in Control or such other person or entity to which the parties mutually agree (the “Firm”), whose determination will be conclusive and binding upon the Participant and the Company. For purposes of making the calculations required by this Section 6 the Firm may make reasonable assumptions and approximations concerning applicable taxes and may rely on reasonable, good faith interpretations concerning the application of Sections 280G and 4999 of the Code. The Participant and the Company will furnish to the Firm such information and documents as the Firm may reasonably request in order to make a determination under this Section 6. The Company will bear all costs the Firm may incur in connection with any calculations contemplated by this Section 6.

7.    Conditions to Receipt of Severance.
7.1    Release Agreement. As a condition to receiving the Severance Benefits under this Plan, each Participant will be required to sign and not revoke a separation and release of claims agreement in a form reasonably satisfactory to the Company (the “Release”). The Release will not include any post-employment restrictions beyond any such restrictions that a Participant has previously agreed to in written agreements with the Company. In all cases, the Release must become effective and irrevocable no later than the 60th day following the Participant’s Involuntary Termination (the “Release Deadline Date”). If the Release does not become effective and irrevocable by the Release Deadline Date, the Participant will forfeit any right to the Severance Benefits. In no event will the Severance Benefits be paid or provided until the Release becomes effective and irrevocable.
7.2    Other Requirements. A Participant’s receipt of Severance Benefits will be subject to the Participant continuing to comply with the provisions of this Section 7 and the terms of any confidentiality, proprietary information and inventions agreement and any other agreement between the Participant and the Company under which the Participant has a material duty or obligation to the Company. Severance Benefits under this Plan will terminate immediately for a Participant if the Participant, at any time, violates any such agreement and/or the provisions of this Section 7.
8.    Timing of Severance Benefits. Provided that the Release becomes effective and irrevocable by the Release Deadline Date and subject to Section 10, the Severance Benefits will be paid (or in the case of Severance Benefits scheduled to be paid installments, will commence) on the first Company payroll date following the Release Deadline Date (such payment date, the “Severance Start Date”), and any severance payments or benefits otherwise payable to the Participant during the period immediately following the Participant’s termination of employment with the Company through the Severance Start Date will be paid in a lump sum to the Participant on the Severance Start Date, with any remaining payments to be made as provided in this Plan.
9.    Exclusive Benefit. The benefits provided under this Plan shall be the exclusive benefit for a Participant related to termination of employment and/or change in control. For the avoidance of doubt, if a Participant was due benefits under a separate agreement because of a separation prior to a Change in Control, and the separation qualifies as an Involuntary Termination under the Plan, then such Participant shall only receive the superior of the applicable benefits, on a benefit-by-benefit basis.
10.    Section 409A.
10.1    Notwithstanding anything to the contrary in this Plan, no severance payments or benefits to be paid or provided to a Participant, if any, under this Plan that, when considered together with any other severance payments or separation benefits, are considered deferred compensation under Section 409A of the Code, and the final regulations and any guidance promulgated thereunder (“Section 409A”) (together, the “Deferred Payments”) will be paid or provided until the Participant has a “separation from service” within the meaning of Section 409A. Similarly, no severance payable to a Participant, if any, under this Plan that otherwise would be exempt from Section 409A pursuant to Treasury Regulation Section 1.409A‑1(b)(9) will be payable until the Participant has a “separation from service” within the meaning of Section 409A.
10.2    It is intended that none of the severance payments or benefits under this Plan will constitute Deferred Payments but rather will be exempt from Section 409A as a payment that would fall within the “short-term deferral period” as described in Section 10.3 below or resulting from an involuntary separation from service as described in Section 10.4 below. In no event will a Participant have discretion to determine the taxable year of payment of any Deferred Payment.
10.3    Notwithstanding anything to the contrary in this Plan, if a Participant is a “specified employee” within the meaning of Section 409A at the time of the Participant’s separation from service (other than due to death), then the Deferred Payments, if any, that are payable within the first 6 months following the Participant’s separation from service, will become payable on the date 6 months and 1 day following the date of the Participant’s separation from service. All subsequent Deferred Payments, if any, will be payable in accordance with the payment schedule applicable to each payment or benefit. Notwithstanding anything herein to the contrary, in the event of the Participant’s death following the Participant’s separation from service, but before the 6 month anniversary of the separation from service, then any payments delayed in accordance with this paragraph will be payable in a lump sum as soon as administratively practicable after the date of the Participant’s death and all other Deferred Payments will be payable in accordance with the payment schedule applicable to each payment or benefit. Each payment and benefit payable under this Plan is intended to constitute a separate payment under Section 1.409A-2(b)(2) of the Treasury Regulations.
10.4    Any amount paid under this Plan that satisfies the requirements of the “short-term deferral” rule set forth in Section 1.409A-1(b)(4) of the Treasury Regulations will not constitute Deferred Payments for purposes of Section 10 above.
10.5    Any amount paid under this Plan that qualifies as a payment made as a result of an involuntary separation from service pursuant to Section 1.409A-1(b)(9)(iii) of the Treasury Regulations that does not exceed the Section 409A Limit will not constitute Deferred Payments for purposes of Section 10 above.
10.6    The foregoing provisions are intended to comply with or be exempt from the requirements of Section 409A so that none of the payments and benefits to be provided under the Plan will be subject to the additional tax imposed under Section 409A, and any ambiguities herein will be interpreted to so comply or be exempt. Notwithstanding anything to the contrary in the Plan, including but not limited to Sections 12 and 15, the Company reserves the right to amend the Plan as it deems necessary or advisable, in its sole discretion and without the consent of the Participants, to comply with Section 409A or to avoid income recognition under Section 409A prior to the actual payment of benefits under the Plan or imposition of any additional tax. In no event will the Company reimburse a Participant for any taxes that may be imposed on the Participant as result of Section 409A.
11.    Withholdings. The Company will withhold from any payments or benefits under the Plan all applicable U.S. federal, state, local and non-U.S. taxes required to be withheld and any other required payroll deductions.
12.    Administration. The Company is the administrator of the Plan (within the meaning of section 3(16)(A) of ERISA). The Plan will be administered and interpreted by the Administrator (in its sole discretion). The Administrator is the “named fiduciary” of the Plan for purposes of ERISA and will be subject to the fiduciary standards of ERISA when acting in such capacity. Any decision made or other action taken by the Administrator with respect to the Plan, and any interpretation by the Administrator of any term or condition of the Plan, or any related document, will be conclusive and binding on all persons and be given the maximum possible deference allowed by law. In accordance with Section 2.1, the Administrator (a) may, in its sole discretion and on such terms and conditions as it may provide, delegate in writing to one or more officers of the Company all or any portion of its authority or responsibility with respect to the Plan, and (b) has the authority to act for the Company (in a non-fiduciary capacity) as to any matter pertaining to the Plan; provided, however, that any Plan amendment or termination or any other action that reasonably could be expected to increase materially the cost of the Plan must be approved by the Board.
13.    Eligibility to Participate. To the extent that the Administrator has delegated administrative authority or responsibility to one or more officers of the Company in accordance with Sections 2.1 and 12, each such officer will not be excluded from participating in the Plan if otherwise eligible, but he or she is not entitled to act upon or make determinations regarding any matters pertaining specifically to his or her own benefit or eligibility under the Plan. The Administrator will act upon and make determinations regarding any matters pertaining specifically to the benefit or eligibility of each such officer under the Plan.
14.    Term. This Plan will be effective on the Effective Date and automatically terminate on the date that is 18 months following the effective date of a Change in Control (the “Automatic Termination Date”); provided, however, the Plan may be terminated earlier in accordance with Section 15. If the Participant becomes entitled to benefits during the term of this Plan, the Plan will not terminate with respect to such Participant until all of the obligations of the Company and such Participant with respect to this Plan have been satisfied. If an initial occurrence of an act or omission by the Company (or its successor) constituting the grounds for Good Reason for a Participant has occurred (the “Initial Grounds”), and the expiration date of the Company cure period (as such term is used in the Good Reason definition) with respect to such Initial Grounds could occur following Automatic Termination Date, then the term of the Plan will extend automatically through the date that is 30 days following the expiration of such cure period, but such extension of the term shall only apply with respect to the Initial Grounds.

15.    Amendment or Termination. The Company, by action of the Administrator, reserves the right to amend or terminate the Plan at any time after July 1, 2019, without advance notice to any Participant and without regard to the effect of the amendment or termination on any Participant or on any other individual. Any amendment or termination of the Plan will be in writing. Notwithstanding the foregoing, any amendment to the Plan that (a) causes an individual or group of individuals to cease to be Participants or (b) reduces or alters to the detriment of a Participant the Severance Benefits potentially payable to that Participant (including, without limitation, imposing additional conditions or modifying the timing of payment), will not be effective unless it both is approved by the Administrator and communicated to the affected individual(s) in writing at least 90 days prior to the effective date of the amendment or termination, and once a Participant has incurred an Involuntary Termination, no amendment or termination of the Plan may, without that Participant’s written consent, reduce or alter to the detriment of the Participant, the Severance Benefits payable to that Participant. In addition, notwithstanding the preceding, upon or after a Change in Control, the Company may not, without a Participant’s written consent, amend or terminate the Plan in any way, nor take any other action, that (i) prevents that Participant from becoming eligible for the Severance Benefits under the Plan, or (ii) reduces or alters to the detriment of the Participant the Severance Benefits payable, or potentially payable, to a Participant under the Plan (including, without limitation, imposing additional conditions). Any action of the Company in amending or terminating the Plan will be taken in a non‑fiduciary capacity.
16.    Claims and Appeals.
(a)    Claims Procedure. Any employee or other person who believes he or she is entitled to any payment under the Plan may submit a claim in writing to the Administrator within 90 days of the earlier of (i) the date the claimant learned the amount of his or her benefits under the Plan or (ii) the date the claimant learned that he or she will not be entitled to any benefits under the Plan. If the claim is denied (in full or in part), the claimant will be provided a written notice explaining the specific reasons for the denial and referring to the provisions of the Plan on which the denial is based. The notice also will describe any additional information needed to support the claim and the Plan’s procedures for appealing the denial. The denial notice will be provided within 90 days after the claim is received. If special circumstances require an extension of time (up to 90 days), written notice of the extension will be given within the initial 90 day period. This notice of extension will indicate the special circumstances requiring the extension of time and the date by which the Administrator expects to render its decision on the claim.
(b)    Appeal Procedure. If the claimant’s claim is denied, the claimant (or his or her authorized representative) may apply in writing to the Administrator for a review of the decision denying the claim. Review must be requested within 60 days following the date the claimant received the written notice of their claim denial or else the claimant loses the right to review. The claimant (or representative) then has the right to review and obtain copies of all documents and other information relevant to the claim, upon request and at no charge, and to submit issues and comments in writing. The Administrator will provide written notice of its decision on review within 60 days after it receives a review request. If additional time (up to 60 days) is needed to review the request, the claimant (or representative) will be given written notice of the reason for the delay. This notice of extension will indicate the special circumstances requiring the extension of time and the date by which the Administrator expects to render its decision. If the claim is denied (in full or in part), the claimant will be provided a written notice explaining the specific reasons for the denial and referring to the provisions of the Plan on which the denial is based. The notice also will include a statement that the claimant will be provided, upon request and free of charge, reasonable access to, and copies of, all documents and other information relevant to the claim and a statement regarding the claimant’s right to bring an action under Section 502(a) of ERISA.
17.    Attorneys’ Fees. The parties shall each bear their own expenses, legal fees and other fees incurred in connection with this Plan.
18.    Source of Payments. All payments under the Plan will be paid from the general funds of the Company; no separate fund will be established under the Plan, and the Plan will have no assets. No right of any person to receive any payment under the Plan will be any greater than the right of any other general unsecured creditor of the Company.
19.    Inalienability. In no event may any current or former employee of the Company or any of its subsidiaries or affiliates sell, transfer, anticipate, assign or otherwise dispose of any right or interest under the Plan. At no time will any such right or interest be subject to the claims of creditors nor liable to attachment, execution or other legal process.
20.    No Enlargement of Employment Rights. Neither the establishment or maintenance or amendment of the Plan, nor the making of any benefit payment hereunder, will be construed to confer upon any individual any right to continue to be an employee of the Company. The Company expressly reserves the right to discharge any of its employees at any time, with or without cause. However, as described in the Plan, a Participant may be entitled to benefits under the Plan depending upon the circumstances of his or her termination of employment.
21.    Successors. Any successor to the Company of all or substantially all of the Company’s business and/or assets (whether direct or indirect and whether by purchase, merger, consolidation, liquidation or other transaction) will assume the obligations under the Plan and agree expressly to perform the obligations under the Plan in the same manner and to the same extent as the Company would be required to perform such obligations in the absence of a succession. For all purposes under the Plan, the term “Company” will include any successor to the Company’s business and/or assets which become bound by the terms of the Plan by operation of law, or otherwise.
22.    Applicable Law. The provisions of the Plan will be construed, administered and enforced in accordance with ERISA and, to the extent applicable, the internal substantive laws of the state of California (but not its conflict of laws provisions).

23.    Severability. If any provision of the Plan is held invalid or unenforceable, its invalidity or unenforceability will not affect any other provision of the Plan, and the Plan will be construed and enforced as if such provision had not been included.
24.    Headings. Headings in this Plan document are for purposes of reference only and will not limit or otherwise affect the meaning hereof.
25.    Indemnification. The Company hereby agrees to indemnify and hold harmless the officers and employees of the Company, and the members of its Board, from all losses, claims, costs or other liabilities arising from their acts or omissions in connection with the administration, amendment or termination of the Plan, to the maximum extent permitted by applicable law. This indemnity will cover all such liabilities, including judgments, settlements and costs of defense. The Company will provide this indemnity from its own funds to the extent that insurance does not cover such liabilities. This indemnity is in addition to and not in lieu of any other indemnity provided to such person by the Company.
26.    Additional Information.

Plan Name:	Marvell Technology Group Ltd. Change in Control Severance Plan

Plan Sponsor:	Marvell Technology Group Ltd.
c/o Marvell Semiconductor, Inc., Attn: Chief Legal Officer
5488 Marvell Lane
Santa Clara, CA 95054

Identification Numbers:	EIN: [_____] PLAN: [NUMBER]

Plan Year:	Company’s fiscal year

Plan Administrator:	Marvell Technology Group Ltd. Attention: Administrator of the Marvell Technology Group Ltd. Change in Control Severance Plan
c/o Marvell Semiconductor, Inc.
5488 Marvell Lane
Santa Clara, CA 95054
408-222-2500

Agent for Service of
Legal Process:    Marvell Technology Group Ltd.

c/o Marvell Semiconductor, Inc. Attn: Chief Legal Officer
    5488 Marvell Lane
    Santa Clara, CA 95054
    408-222-2500
Service of process also may be made upon the Administrator.

Type of Plan	Severance Plan/Employee Welfare Benefit Plan

Plan Costs	The cost of the Plan is paid by the Employer.
27.    Statement of ERISA Rights.
As a Participant under the Plan, you have certain rights and protections under ERISA:
(a)    You may examine (without charge) all Plan documents, including any amendments and copies of all documents filed with the U.S. Department of Labor. These documents are available for your review in the Company’s Human Resources Department.
(b)    You may obtain copies of all Plan documents and other Plan information upon written request to the Administrator. A reasonable charge may be made for such copies.
In addition to creating rights for Participants, ERISA imposes duties upon the people who are responsible for the operation of the Plan. The people who operate the Plan (called “fiduciaries”) have a duty to do so prudently and in the interests of you and the other Participants. No one, including the Company or any other person, may fire you or otherwise discriminate against you in any way to prevent you from obtaining a benefit under the Plan or exercising your rights under ERISA. If your claim for payments or benefits under the Plan is denied, in whole or in part, you must receive a written explanation of the reason for the denial. You have the right to have the denial of your claim reviewed. (The claim review procedure is explained in Section 16 above.)
Under ERISA, there are steps you can take to enforce the above rights. For example, if you request materials and do not receive them within 30 days, you may file suit in a federal court. In such a case, the court may require the Administrator to provide the materials and to pay you up to $110 a day until you receive the materials, unless the materials were not sent due to reasons beyond the control of the Administrator. If you have a claim which is denied or ignored, in whole or in part, you may file suit in a federal court. If it should happen that you are discriminated against for asserting your rights, you may seek assistance from the U.S. Department of Labor, or you may file suit in a federal court.
In any case, the court will decide who will pay court costs and legal fees. If you are successful, the court may order the person you have sued to pay these costs and fees. If you lose, the court may order you to pay these costs and fees, for example, if it finds that your claim is frivolous.

If you have any questions regarding the Plan, please contact the Administrator. If you have any questions about this statement or about your rights under ERISA, you may contact the nearest area office of the Employee Benefits Security Administration (formerly the Pension and Welfare Benefits Administration), U.S. Department of Labor, listed in your telephone directory, or the Division of Technical Assistance and Inquiries, Employee Benefits Security Administration, U.S. Department of Labor, 200 Constitution Avenue, N.W. Washington, D.C. 20210. You also may obtain certain publications about your rights and responsibilities under ERISA by calling the publications hotline of the Employee Benefits Security Administration.

TIER 1
Appendix A
Marvell Technology Group Ltd. Change in Control Severance Plan
Participation Agreement
Marvell Technology Group Ltd. (the “Company”) is pleased to inform you, ________________________, that you have been selected to participate in the Company’s Change in Control Severance Plan (the “Plan”) as a Participant.
A copy of the Plan was delivered to you with this Participation Agreement. Your participation in the Plan is subject to all of the terms and conditions of the Plan. The capitalized terms used but not defined herein will have the meanings ascribed to them in the Plan.
In order to actually become a participant in the Plan, you must complete and sign this Participation Agreement and return it to [NAME] no later than [DATE].
In the event of a Change in Control where the successor corporation does not assume your Equity Awards or substitute Equity Awards for substantially similar awards with the same or more favorable vesting schedule as your Equity Awards, then your Equity Awards will accelerate and vest in full in accordance with Section 3 of the Plan.
Also, the Plan describes in detail certain circumstances under which you may become eligible for certain Severance Benefits under Section 5 of the Plan if, during the Change in Control Period, you incur an Involuntary Termination. If you become eligible for Severance Benefits as described in the Plan, then subject to the terms and conditions of the Plan, you will receive:
1.    Cash Severance Benefits.
a.    Base Salary. A lump-sum payment (less applicable withholding taxes) equal to 24 months of your annual base salary as in effect immediately prior to your Involuntary Termination (or if your Involuntary Termination is a termination for Good Reason due to a material reduction in your level of annual base salary, your annual base salary as in effect immediately prior to such reduction) or, if greater, at the level in effect immediately prior to the Change in Control.
b.    Bonus. A lump-sum payment equal to 200% of your annual target bonus for the fiscal year in which your Involuntary Termination occurs or, if greater, your annual target bonus in effect immediately prior to the Change in Control.
c.    Pro-Rata Bonus. A lump-sum payment equal to your annual target bonus for the fiscal year in which your Involuntary Termination occurs, pro-rated for the number of full months employed during the fiscal year.
2.    Equity Award Vesting Acceleration. 100% of your then-outstanding and unvested Equity Awards will become vested in full. If, however, an outstanding Equity Award is to vest and/or the amount of the award to vest is to be determined based on the achievement of performance criteria, then the Equity Award will vest as to 100% of the amount of the Equity Award assuming the performance criteria had been achieved at target levels for the relevant performance period(s); provided however, that (A) if there is no “target” level, then the number that will vest shall be 100% of the maximum amount that could vest with respect to that relevant measurement period(s); and (B) if the performance period has been completed and the actual performance achieved is greater than the target level, then the number that will vest shall be 100% of the amount that would vest based on that actual performance achievement level with respect to that relevant measurement period; and (C) if the performance criteria is a Total Shareholder Return (“TSR”) or other measure based on the value of the Company’s stock, the amount that will vest will be calculated as if the measurement period ended on the date of the Change in Control (and including the final closing price of the Company’s stock on such date). Any Company stock options and stock appreciation rights shall thereafter remain exercisable following the Employee’s employment termination for the period prescribed in the respective option and stock appreciation right agreements.
3.    Continued Medical Benefits. Your reimbursement of continued health coverage under COBRA or taxable monthly payment in lieu of reimbursement, as applicable, and as described in Section 5.3 of the Plan will be provided for a period of 24 months following your termination of employment. Notwithstanding the foregoing, if you are not employed in the United States, the benefit under this paragraph will be a regional equivalent to COBRA determined by the Administrator in its sole discretion.
In order to receive any Severance Benefits for which you otherwise become eligible under the Plan, you must sign and deliver to the Company the Release, which must have become effective and irrevocable within the requisite period.
By your signature below, you and the Company agree that your participation in the Plan is governed by this Participation Agreement and the provisions of the Plan. Your signature below confirms that: (1) you have received a copy of the Change in Control Severance Plan and Summary Plan Description; (2) you have carefully read this Participation Agreement and the Change in Control Severance Plan and Summary Plan Description; and (3) decisions and determinations by the Administrator under the Plan will be final and binding on you and your successors.
MARVELL TECHNOLOGY GROUP LTD.        PARTICIPANT
__________________________
Signature            Signature
___________________________
Name            Date

Title
Attachment:    Marvell Technology Group Ltd. Change in Control Severance Plan and Summary Plan Description

[Signature Page to the Participation Agreement]
TIER 2
Appendix A
Marvell Technology Group Ltd. Change in Control Severance Plan
Participation Agreement
Marvell Technology Group Ltd. (the “Company”) is pleased to inform you, ________________________, that you have been selected to participate in the Company’s Change in Control Severance Plan (the “Plan”) as a Participant.
A copy of the Plan was delivered to you with this Participation Agreement. Your participation in the Plan is subject to all of the terms and conditions of the Plan. The capitalized terms used but not defined herein will have the meanings ascribed to them in the Plan.
In order to actually become a participant in the Plan, you must complete and sign this Participation Agreement and return it to [NAME] no later than [DATE].
In the event of a Change in Control where the successor corporation does not assume your Equity Awards or substitute Equity Awards for substantially similar awards with the same or more favorable vesting schedule as your Equity Awards, then your Equity Awards will accelerate and vest in full in accordance with Section 3 of the Plan.
Also, the Plan describes in detail certain circumstances under which you may become eligible for certain Severance Benefits under Section 5 of the Plan if, during the Change in Control Period, you incur an Involuntary Termination. If you become eligible for Severance Benefits as described in the Plan, then subject to the terms and conditions of the Plan, you will receive:
1.    Cash Severance Benefits.
a.    Base Salary. A lump-sum payment (less applicable withholding taxes) equal to 18 months of your annual base salary as in effect immediately prior to your Involuntary Termination (or if your Involuntary Termination is a termination for Good Reason due to a material reduction in your level of annual base salary, your annual base salary as in effect immediately prior to such reduction) or, if greater, at the level in effect immediately prior to the Change in Control.
b.    Bonus. A lump-sum payment equal to 150% of your annual target bonus for the fiscal year in which your Involuntary Termination occurs or, if greater, your annual target bonus in effect immediately prior to the Change in Control.
c.    Pro-Rata Bonus. A lump-sum payment equal to your annual target bonus for the fiscal year in which your Involuntary Termination occurs, pro-rated for the number of full months employed during the fiscal year.

2.    Equity Award Vesting Acceleration. 100% of your then-outstanding and unvested Equity Awards will become vested in full. If, however, an outstanding Equity Award is to vest and/or the amount of the award to vest is to be determined based on the achievement of performance criteria, then the Equity Award will vest as to 100% of the amount of the Equity Award assuming the performance criteria had been achieved at target levels for the relevant performance period(s); provided however, that (A) if there is no “target” level, then the number that will vest shall be 100% of the maximum amount that could vest with respect to that relevant measurement period(s); and (B) if the performance period has been completed and the actual performance achieved is greater than the target level, then the number that will vest shall be 100% of the amount that would vest based on that actual performance achievement level with respect to that relevant measurement period; and (C) if the performance criteria is a Total Shareholder Return (“TSR”) or other measure based on the value of the Company’s stock, the amount that will vest will be calculated as if the measurement period ended on the date of the Change in Control (and including the final closing price of the Company’s stock on such date). Any Company stock options and stock appreciation rights shall thereafter remain exercisable following the Employee’s employment termination for the period prescribed in the respective option and stock appreciation right agreements.
3.    Continued Medical Benefits. Your reimbursement of continued health coverage under COBRA or taxable monthly payment in lieu of reimbursement, as applicable, and as described in Section 5.3 of the Plan will be provided for a period of 18 months following your termination of employment. Notwithstanding the foregoing, if you are not employed in the United States, the benefit under this paragraph will be a regional equivalent to COBRA determined by the Administrator in its sole discretion.
In order to receive any Severance Benefits for which you otherwise become eligible under the Plan, you must sign and deliver to the Company the Release, which must have become effective and irrevocable within the requisite period.
By your signature below, you and the Company agree that your participation in the Plan is governed by this Participation Agreement and the provisions of the Plan. Your signature below confirms that: (1) you have received a copy of the Change in Control Severance Plan and Summary Plan Description; (2) you have carefully read this Participation Agreement and the Change in Control Severance Plan and Summary Plan Description; and (3) decisions and determinations by the Administrator under the Plan will be final and binding on you and your successors.
MARVELL TECHNOLOGY GROUP LTD.        PARTICIPANT
___________________________
Signature            Signature
___________________________
Name            Date

Title
Attachment:    Marvell Technology Group Ltd. Change in Control Severance Plan and Summary Plan Description

[Signature Page to the Participation Agreement]

TIER 3
Appendix A
Marvell Technology Group Ltd. Change in Control Severance Plan
Participation Agreement
Marvell Technology Group Ltd. (the “Company”) is pleased to inform you, ________________________, that you have been selected to participate in the Company’s Change in Control Severance Plan (the “Plan”) as a Participant.
A copy of the Plan was delivered to you with this Participation Agreement. Your participation in the Plan is subject to all of the terms and conditions of the Plan. The capitalized terms used but not defined herein will have the meanings ascribed to them in the Plan.
In order to actually become a participant in the Plan, you must complete and sign this Participation Agreement and return it to [NAME] no later than [DATE].
In the event of a Change in Control where the successor corporation does not assume your Equity Awards or substitute Equity Awards for substantially similar awards with the same or more favorable vesting schedule as your Equity Awards, then your Equity Awards will accelerate and vest in full in accordance with Section 3 of the Plan.
Also, the Plan describes in detail certain circumstances under which you may become eligible for certain Severance Benefits under Section 5 of the Plan if, during the Change in Control Period, you incur an Involuntary Termination. If you become eligible for Severance Benefits as described in the Plan, then subject to the terms and conditions of the Plan, you will receive:
1.    Cash Severance Benefits.
a.    Base Salary. A lump-sum payment (less applicable withholding taxes) equal to 12 months of your annual base salary as in effect immediately prior to your Involuntary Termination (or if your Involuntary Termination is a termination for Good Reason due to a material reduction in your level of annual base salary, your annual base salary as in effect immediately prior to such reduction) or, if greater, at the level in effect immediately prior to the Change in Control.
b.    Bonus. A lump-sum payment equal to 100% of your annual target bonus for the fiscal year in which your Involuntary Termination occurs or, if greater, your annual target bonus in effect immediately prior to the Change in Control.
c.    Pro-Rata Bonus. A lump-sum payment equal to your annual target bonus for the fiscal year in which your Involuntary Termination occurs, pro-rated for the number of full months employed during the fiscal year.

2.    Equity Award Vesting Acceleration. 100% of your then-outstanding and unvested Equity Awards will become vested in full. If, however, an outstanding Equity Award is to vest and/or the amount of the award to vest is to be determined based on the achievement of performance criteria, then the Equity Award will vest as to 100% of the amount of the Equity Award assuming the performance criteria had been achieved at target levels for the relevant performance period(s); provided however, that (A) if there is no “target” level, then the number that will vest shall be 100% of the maximum amount that could vest with respect to that relevant measurement period(s); and (B) if the performance period has been completed and the actual performance achieved is greater than the target level, then the number that will vest shall be 100% of the amount that would vest based on that actual performance achievement level with respect to that relevant measurement period; and (C) if the performance criteria is a Total Shareholder Return (“TSR”) or other measure based on the value of the Company’s stock, the amount that will vest will be calculated as if the measurement period ended on the date of the Change in Control (and including the final closing price of the Company’s stock on such date). Any Company stock options and stock appreciation rights shall thereafter remain exercisable following the Employee’s employment termination for the period prescribed in the respective option and stock appreciation right agreements.
3.    Continued Medical Benefits. Your reimbursement of continued health coverage under COBRA or taxable monthly payment in lieu of reimbursement, as applicable, and as described in Section 5.3 of the Plan will be provided for a period of 12 months following your termination of employment. Notwithstanding the foregoing, if you are not employed in the United States, the benefit under this paragraph will be a regional equivalent to COBRA determined by the Administrator in its sole discretion.
In order to receive any Severance Benefits for which you otherwise become eligible under the Plan, you must sign and deliver to the Company the Release, which must have become effective and irrevocable within the requisite period.
By your signature below, you and the Company agree that your participation in the Plan is governed by this Participation Agreement and the provisions of the Plan. Your signature below confirms that: (1) you have received a copy of the Change in Control Severance Plan and Summary Plan Description; (2) you have carefully read this Participation Agreement and the Change in Control Severance Plan and Summary Plan Description; and (3) decisions and determinations by the Administrator under the Plan will be final and binding on you and your successors.
MARVELL TECHNOLOGY GROUP LTD.        PARTICIPANT
__________________________
Signature            Signature
__________________________
Name            Date

Title
Attachment:    Marvell Technology Group Ltd. Change in Control Severance Plan and Summary Plan Description

[Signature Page to the Participation Agreement]

TIER 4
Appendix A
Marvell Technology Group Ltd. Change in Control Severance Plan
Participation Agreement
Marvell Technology Group Ltd. (the “Company”) is pleased to inform you, ________________________, that you have been selected to participate in the Company’s Change in Control Severance Plan (the “Plan”) as a Participant.
A copy of the Plan was delivered to you with this Participation Agreement. Your participation in the Plan is subject to all of the terms and conditions of the Plan. The capitalized terms used but not defined herein will have the meanings ascribed to them in the Plan.
In order to actually become a participant in the Plan, you must complete and sign this Participation Agreement and return it to [NAME] no later than [DATE].
In the event of a Change in Control where the successor corporation does not assume your Equity Awards or substitute Equity Awards for substantially similar awards with the same or more favorable vesting schedule as your Equity Awards, then your Equity Awards will accelerate and vest in full in accordance with Section 3 of the Plan.
Also, the Plan describes in detail certain circumstances under which you may become eligible for certain Severance Benefits under Section 5 of the Plan if, during the Change in Control Period, you incur an Involuntary Termination. If you become eligible for Severance Benefits as described in the Plan, then subject to the terms and conditions of the Plan, you will receive:
1.    Cash Severance Benefits.
a.    Base Salary. A lump-sum payment (less applicable withholding taxes) equal to 6 months of your annual base salary as in effect immediately prior to your Involuntary Termination (or if your Involuntary Termination is a termination for Good Reason due to a material reduction in your level of annual base salary, your annual base salary as in effect immediately prior to such reduction) or, if greater, at the level in effect immediately prior to the Change in Control.
b.    Bonus. A lump-sum payment equal to 50% of your annual target bonus for the fiscal year in which your Involuntary Termination occurs or, if greater, your annual target bonus in effect immediately prior to the Change in Control.
c.    Pro-Rata Bonus. A lump-sum payment equal to your annual target bonus for the fiscal year in which your Involuntary Termination occurs, pro-rated for the number of full months employed during the fiscal year.
2.    Equity Award Vesting Acceleration. 100% of your then-outstanding and unvested Equity Awards will become vested in full. If, however, an outstanding Equity Award is to vest and/or the amount of the award to vest is to be determined based on the achievement of performance criteria, then the Equity Award will vest as to 100% of the amount of the Equity Award assuming the performance criteria had been achieved at target levels for the relevant performance period(s); provided however, that (A) if there is no “target” level, then the number that will vest shall be 100% of the maximum amount that could vest with respect to that relevant measurement period(s); and (B) if the performance period has been completed and the actual performance achieved is greater than the target level, then the number that will vest shall be 100% of the amount that would vest based on that actual performance achievement level with respect to that relevant measurement period; and (C) if the performance criteria is a Total Shareholder Return (“TSR”) or other measure based on the value of the Company’s stock, the amount that will vest will be calculated as if the measurement period ended on the date of the Change in Control (and including the final closing price of the Company’s stock on such date). Any Company stock options and stock appreciation rights shall thereafter remain exercisable following the Employee’s employment termination for the period prescribed in the respective option and stock appreciation right agreements.
3.    Continued Medical Benefits. Your reimbursement of continued health coverage under COBRA or taxable monthly payment in lieu of reimbursement, as applicable, and as described in Section 5.3 of the Plan will be provided for a period of 6 months following your termination of employment. Notwithstanding the foregoing, if you are not employed in the United States, the benefit under this paragraph will be a regional equivalent to COBRA determined by the Administrator in its sole discretion.
In order to receive any Severance Benefits for which you otherwise become eligible under the Plan, you must sign and deliver to the Company the Release, which must have become effective and irrevocable within the requisite period.
By your signature below, you and the Company agree that your participation in the Plan is governed by this Participation Agreement and the provisions of the Plan. Your signature below confirms that: (1) you have received a copy of the Change in Control Severance Plan and Summary Plan Description; (2) you have carefully read this Participation Agreement and the Change in Control Severance Plan and Summary Plan Description; and (3) decisions and determinations by the Administrator under the Plan will be final and binding on you and your successors.
MARVELL TECHNOLOGY GROUP LTD.        PARTICIPANT
_______________________
Signature            Signature
________________________
Name            Date

Title
Attachment:    Marvell Technology Group Ltd. Change in Control Severance Plan and Summary Plan Description

[Signature Page to the Participation Agreement]